SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          COMMISSION FILE NO.: 0-50469



                        Date of Report: December 11, 2008





                             GREENSHIFT CORPORATION
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             (Exact name of registrant as specified in its charter)


Delaware                                                             59-3764931
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(State of other jurisdiction of                                 (IRS Employer
incorporation or organization                                Identification No.)


One Penn Plaza, Suite 1612, New York, NY                                 10019
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(Address of principal executive offices)                             (Zip Code)


                                 (212) 994-5374
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               (Registrant's telephone number including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01        ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS
ITEM  3.02        UNREGISTERED SALE OF EQUITY SECURITIES

EQUITY CAPITAL CONTRIBUTION AGREEMENT

On December 11, 2008, GreenShift Corporation entered into a Membership Interest Purchase and Equity Capital Contribution Agreement (the "ECCA Agreement"). The other parties to the ECCA Agreement include:

>>   GS  COES  (Adrian  I),  LLC  ("GS  Adrian"),   a  newly  formed  GreenShift
     subsidiary;


>> Biofuel Industries Group, LLC ("BIG"), a Michigan limited liability company that was purchased by GreenShift in 2008;


>> GS (NextDiesel I), LLC ("GS NextDiesel"), a newly formed GreenShift subsidiary; and,


>> CleanBioenergy Partners, LLC, a Delaware limited liability company ("CleanBioenergy"), a newly formed joint venture company owned by two members: one is an affiliate of GE Energy Financial Services, a unit of General Electric Company, and the other member is an affiliate of YA Global Investments, L.P., a private investment firm managed by Yorkville Advisors, LLC.

Under the terms of the ECCA Agreement, CleanBioenergy agreed to invest up to $38 million in GS NextDiesel to help deploy twelve corn oil extraction facilities ("COES Facilities") and to double the capacity of GreenShift's 10 million gallon per year Michigan-based NextDiesel biodiesel refinery to 20 million gallons per year.

The ECCA Agreement provides that 70% of the membership units in GS NextDiesel will be issued to CleanBioenergy, and that the remaining 30% of the membership units will be issued to GS Adrian.

At the time of the initial contribution of cash by CleanBioenergy (the "Initial Equity Contribution Date"), GreenShift will contribute to GS NextDiesel all of its existing COES Facilities and its membership interest in BIG. CleanBioenergy may terminate the ECCA Agreement if the Initial Equity Contribution Date has not occurred by January 31, 2009. GreenShift believes that the Initial Equity Contribution Date will occur in January 2009. Thereafter, CleanBioenergy will continue to make cash contributions as additional COES Facilities reach specified production thresholds.

The following are among the conditions precedent to the completion of funding on the Initial Equity Contribution Date:

>> GreenShift will issue directly to the members of CleanBioenergy warrants to purchase 17,413,871 shares of GreenShift common stock for a term of ten years for a price of $0.001 per share beginning from the Initial Equity Contribution Date. The holders of the warrants will have demand and piggy-back registration rights.

>> CleanBioenergy shall have been granted board observation rights as well as certain financing rights by GreenShift relative to the development of any corn oil extraction, biodiesel or any other GreenShift project commencing from the Initial Equity Contribution Date.

>> Kevin Kreisler, the Company's Chairman and Chief Executive Officer, and Ed Carroll, the Company's President and Chief Financial Officer, shall have entered into lock-up agreements restricting the sale of 50% of each of their respective equity holdings in GreenShift for two years.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  December 16, 2008                GREENSHIFT CORPORATION

                                         By: /s/ Kevin Kreisler
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                                                 Kevin Kreisler
                                                 Chief Executive Officer